UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): January 10, 2014

FIRST CAPITAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 273-1160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 10, 2014, First Capital Bancorp, Inc. (the “Company”) redeemed the remaining 5,531 shares of its Cumulative Perpetual Preferred Stock, Series A (“Preferred Stock”), for $5.6 million. The Preferred Stock paid a cumulative dividend quarterly at a rate of 5% per annum. Effective April 2014, the dividend rate would have increased to 9% per annum. The Preferred Stock was redeemable at the option of the Company subject to regulatory approval which was received in November 2013. No shares of the Preferred Stock remain outstanding.

The Company funded the redemption by executing a variable rate subordinated note for $6.5 million with a financial institution. The subordinated note, which qualifies as Tier 2 capital for regulatory purposes, carries an interest rate of 30-day Libor plus 5.00 percent per annum with a floor of 5.50% and a maturity of 10 years. Principal is repaid $8 thousand per month for the first 60 months and $103 thousand per month for the remaining 60 months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

January 14, 2014	By:	/s/ William W. Ranson
William W. Ranson
Executive Vice President and Chief Financial Officer